SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

Inco Limited

(Exact name of Registrant as specified in its charter)

Canada	1-1143	98-0000676
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	file number)	Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7
(Address of Principal Executive Offices)

Company’s telephone number, including area code: (416) 361-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	As previously indicated in the Proxy Circular and Statement covering the Annual and Special Meeting of Shareholders of Inco Limited (the “Company”) held on April 20, 2005, James M. Stanford, a Director of the Company, elected to retire from his position as a Director after the Company’s meeting of its Board of Directors on July 19, 2005;

(d)	(1) As reflected in the press release issued by the Company on July 19, 2005 filed as an Exhibit to this Report, at a meeting of the Company’s Board of Directors held the evening of July 18, 2005, Richard (Rick) Waugh and Francis Mer were appointed Directors of the Company;

(3) Neither Messrs. Waugh nor Mer was appointed to any committee of the Company’s Board of Directors in conjunction with their appointment as Directors by the Company’s Board of Directors the evening of July 18, 2005. It is currently expected that Mr. Waugh will be appointed to the Board’s Management Resources and Compensation and Pension Committees and Mr. Mer will be appointed to the Board’s Audit and Capital Projects Committees.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED
By:	/s/ Stuart F. Feiner
Stuart F. Feiner
Executive Vice-President General Counsel and Secretary

Date: July 19, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page

(1)	Exhibit 99

(99.1) Inco Limited press release dated July 19, 2005.